Exhibit 99.1

Alexion Pharmaceuticals Commences Offering of 3,500,000 Shares of Common Stock

CHESHIRE, Conn., July 20 /PRNewswire-FirstCall/ — Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) today announced that it has commenced an offering to sell up to 3,500,000 shares of its common stock pursuant to Alexion’s effective shelf registration statement. Alexion also expects to offer the underwriters a 30 day option to purchase an additional 525,000 shares of common stock to cover overallotments, if any. All of the shares are being offered by Alexion. Alexion anticipates using the net proceeds from this offering for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities. A prospectus supplement relating to these securities will be filed with the Securities and Exchange Commission. This offering of shares of common stock may be made only by means of the prospectus supplement and accompanying prospectus. Morgan Stanley & Co. Incorporated and SG Cowen & Co. LLC are acting as the underwriters for the offering. Copies of the prospectus supplement and the accompanying prospectus, when available, may be obtained from Morgan Stanley, attention Prospectus Delivery Department: 1585 Broadway, New York, New York 10036-8200, (212) 761-6775.

Contacts:

Alexion Pharmaceuticals, Inc.	Euro RSCG Life NRP	Rx Communications
Leonard Bell, M.D.	Ernie Knewitz	Rhonda Chiger
	(Media)	(Investors)
Chief Executive Officer	(212) 845-4253	(917) 322-2569
(203) 272-2596